UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2013 (January 21, 2013)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Grants of Restricted Stock and Performance Units under 2012 Equity and Cash Incentive Plan.

On January 21, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Key Energy Services, Inc. (the “Company”) granted restricted stock and performance unit awards as long-term equity-based incentive compensation to the Company’s named executive officers under the Key Energy Services, Inc. 2012 Equity and Cash Incentive Plan (the “Plan”), as follows:

	Restricted Stock	Performance Units
Richard J. Alario Chairman, President and Chief Executive Officer	259,500	259,500
Newton W. Wilson III Executive Vice President and Chief Operating Officer	134,960	89,973
T.M. Whichard III Senior Vice President and Chief Financial Officer	135,200	33,800
Kim B. Clarke Senior Vice President, Administration and Chief People Officer	100,613	25,153
Kimberly R. Frye Senior Vice President, General Counsel and Secretary	84,800	21,200

The restricted stock represents awards of actual shares of the Company’s common stock, par value $0.10 per share (“Common Stock”). The shares of restricted stock vest in three equal annual installments, subject to the executive’s continuing employment with the Company through each respective vesting date for each installment. Until vested, the shares of restricted stock are subject to forfeiture and may not be sold, assigned, transferred, hypothecated or pledged. In addition, in the event of termination of employment of the executive officer for any reason other than death or disability, the executive officer shall forfeit to the Company all unvested shares of the restricted stock. The forfeiture restrictions lapse as to all of the restricted stock on (a) the date the executive officer’s employment with the Company is terminated by reason of death or disability, or (b) the date of a change in control of the Company, subject to the executive’s continuing employment with the Company through the time immediately prior to such event. The executive officer shall have all of the rights of a stockholder of the Company with respect to the restricted stock, including voting rights and the right to receive dividends.

The performance units provide a cash incentive award, the value of which is determined by reference to the value of Common Stock. One half of the performance units are measured based on a performance period consisting of calendar year 2013, and the other half are measured based on a performance period consisting of calendar year 2014. At the end of each performance period, subject to review and certification of results by the Committee (which is the administrator under the Plan), the executive will earn a specified percentage of his or her target performance units subject to that performance period based on the placement of the Company’s total shareholder return relative to the total shareholder return of a group of peer companies (the “Proxy Peer Group”), as follows:

Company Placement In Proxy Peer Group for the Performance Period	Percentile Ranking In Proxy Peer Group	Performance Units Earned as a Percentage of Target
First	100%	200%
Second	91%	180%
Third	82%	160%
Fourth	73%	140%
Fifth	64%	120%
Sixth	55%	100%
Seventh	45%	75%
Eighth	36%	50%
Ninth	27%	25%
Tenth	18%	0%
Eleventh	9%	0%
Twelfth	0%	0%

The Proxy Peer Group consists of Baker Hughes Incorporated (BHI), Basic Energy Services, Inc. (BAS), Exterran Holdings, Inc. (EXH), Helix Energy Solutions Group, Inc. (HLX), Noble Corporation (NE), Oceaneering International, Inc. (OII), Oil States International, Inc. (OIS), Patterson-UTI Energy, Inc. (PTEN), RPC, Inc. (RES), Superior Energy Services, Inc. (SPN) and Weatherford International Ltd. (WFT), or any other corporation selected by the Committee. Total shareholder return for the Company is calculated with respect to each performance period by dividing (a) the average closing price of the Common Stock for the last thirty (30) trading days of the applicable performance period (plus any dividends paid per share by any of the companies during the applicable performance period), less the average closing price of Common Stock for the thirty (30) trading days immediately preceding the performance period, by (b) the average closing price of Common Stock for the thirty (30) trading days immediately preceding the performance period. Total shareholder return is calculated with respect to each performance period for the companies in the Proxy Peer Group on the same basis as total shareholder return is calculated for the Company.

If any performance units are earned for a completed performance period, the executive will be paid, within sixty (60) days following the end of the performance period, a cash amount equal to the number of performance units earned multiplied by the closing price of Common Stock on the last trading day of that performance period (subject to the executive’s continuing employment through the payment date, except that, payment will still be made in the case of death or disability following the end of the performance period but prior to the payment date).

The forms of restricted stock award agreement and performance unit award agreement used in connection with these grants are attached hereto as Exhibits 10.1 and 10.2, respectively. The Plan has been previously filed with the Securities and Exchange Commission on April 11, 2012 as Appendix A of the Company’s Schedule 14A Proxy Statement. The foregoing description of the terms of the these grants is qualified in its entirety by reference to the Plan and the attached forms of restricted stock award agreement and performance unit award agreement, which are incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed on the Exhibit Index appearing immediately following the signature page to this Current Report on Form 8-K are hereby incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: January 25, 2013	By:	/s/ KIMBERLY R. FRYE
Kimberly R. Frye
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement under the Key Energy Services, Inc. 2012 Equity and Cash Incentive Plan.

10.2	Form of Performance Unit Award Agreement under the Key Energy Services, Inc. 2012 Equity and Cash Incentive Plan.